REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated October 27, 2009, is entered into by and between Coachmen Industries, Inc., an Indiana corporation (“Coachmen”), and H.I.G. All American, LLC, a Delaware limited liability company (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to a Loan Agreement (the “Loan Agreement”), dated as of October 27, 2009, by and among the Lender, Coachmen, and certain of Coachmen’s direct and indirect subsidiaries (collectively, the “Borrowers”), the Lender is extending a line of credit to the Borrowers under the Revolving Notes, extending credit pursuant to the Term B Notes (collectively, the “Notes”), the proceeds of which will in each case be used to finance the Borrowers’ growth;

WHEREAS, as a material inducement to the Lender to purchase the Tranche B Notes and extend credit to the Borrowers under the Revolving Notes, Coachmen issued Warrants to the Lender exercisable into Warrant Shares representing shares of Coachmen common stock, no par value;

WHEREAS, the Tranche B Notes are convertible into Conversion Shares representing Coachmen common stock, no par value; and this Agreement is intended to provide liquidity to the Lender through registration of the issuance of the Conversion Shares and the resale of the Conversion Shares and the Warrant Shares; and

WHEREAS, as a condition to the Lender’s obligation to enter into the Loan Agreement and perform its obligations thereunder, the parties have agreed to enter into this Agreement and provide the Lender with certain registration rights as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

1.1           Definitions.  The following terms shall have the meanings set forth in this Section 1.1:

“Adverse Effect” shall have the meaning set forth in Section 2.2(d).

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of capital stock of such Person or other equity interests in such Person; (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of capital stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests; and (c) any director or executive officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Capital Stock, by agreement or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Borrowers” shall have the meaning set forth in the Preamble.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which the Lender is open for the transaction of business.

“Coachmen” shall have the meaning set forth in the Preamble.

“Conversion Notice” shall have the meaning set forth in Section 2.1(b).

“Conversion Period” shall have the meaning set forth in Section 2.1(c).

“Conversion Recommencement Date” shall have the meaning set forth in Section 2.5(a)(i).

“Conversion Shares” shall mean shares of Coachmen’s common stock, no par value, issuable to any Holder upon conversion of Tranche B Notes, together with any securities owned by any Holder issued with respect to such Conversion Shares by way of dividend or split or in connection with a combination of units, recapitalization, merger, consolidation, amalgamation or other reorganization.

“Conversion Suspension Notice” shall have the meaning set forth in Section 2.5(a)(i).

“Converting Holder” shall mean a Holder whose Conversion Period with respect to any Conversion Notice has not yet expired and remains effective for conversion of Tranche B Notes into Conversion Shares hereunder.

“Default Cure Date”  shall mean (a) with respect to a registration statement that has not been filed within thirty (30) days after demand therefor, the date such registration statement is filed, (b) with respect to a registration statement that has not become effective within seventy-five (75) days after its initial filing, the date such registration statement becomes effective, (c) with respect to a registration statement that has ceased to be effective due to an SEC stop order, the date on which all such stop orders have been removed, (d) with respect to a registration statement for which proceedings have been initiated under Section 8(d) or 8(e) of the Securities Act, the date on which all such proceedings have terminated and (e) with respect to any period of time between the giving of a Suspension Notice and the occurrence of a Recommencement Date that exceeds the period allowed hereunder, the date on which the Recommencement Date occurs.

“Demand Registration” shall have the meaning set forth in Section 2.2(a).

“Delay Rate” shall have the meaning set forth in Section 4.2.

“Demand Request” shall have the meaning set forth in Section 2.2(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc., or any successor.

“Holder” or “Holders” shall mean the Lender (so long as it holds any Securities) and any other holder of any of the Securities that has become a party to this Agreement in accordance with Section 2.8 and has agreed in writing to be bound by the terms of this Agreement.

“Holder Affiliates” shall have the meaning set forth in Section 2.7(a).

“Initial Shelf Registration” shall have the meaning set forth Section 2.1(a).

“Inspectors” shall have the meaning set forth in Section 2.2(f)(xiii).

“Liquidated Damages” shall have the meaning set forth in section 4.2.

“Majority Holder” shall mean, on any given date, any Person or group of Persons holding a Majority of the Securities on such date.

“Majority of the Securities” shall mean a majority of (a) the Conversion Shares and Warrant Shares outstanding and (b) the Conversion Shares issuable upon conversion of Tranche B Notes and Warrant Shares issuable upon exercise of the Warrants; provided, that for purposes of the Initial Shelf Registration Statement, Majority of the Securities shall mean a majority of the principal amount of the Tranche B Notes.

“Notes” shall have the meaning set forth in the Recitals.

“Person” or “person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning set forth in Section 2.2(a).

“PIK Interest” shall have the meaning assigned thereto in the Tranche B Notes.

“Loan Agreement” shall have the meaning set forth in the Recitals.

“Lender” shall have the meaning set forth in the Preamble.

“Recommencement Date” shall have the meaning set forth in Section 2.5(b).

“Records” shall have the meaning set forth in Section 2.2(f)(xiii).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Default” shall have the meaning set forth in Section 4.1.

“Requesting Holders” shall have the meaning set forth in Section 2.2(b).

“Resale Shares” shall mean Conversion Shares and Warrant Shares and may, at the request of a Holder, include Tranche B Notes and/or Warrants.

“Resale Suspension Notice” shall have the meaning set forth in Section 2.5(b)(i).

“Revolving Notes” shall have the meaning assigned thereto in the Loan Agreement.

“Sale Recommencement Date” shall have the meaning set forth in Section 2.5(b).

“SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities” shall mean the Notes, the Warrants and any Conversion Shares and Warrant Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2.1(a).

“Special Counsel” shall have the meaning set forth in Section 2.1(d)(i).

“Suspension Notice” shall have the meaning set forth in Section 2.5(b).

“Tranche B Notes” shall have the meaning assigned thereto in the Loan Agreement.

“Warrant” shall mean the common stock warrants exercisable into shares of Coachmen common stock, no par value, issued to the Lender pursuant to the Loan Agreement, and all replacements and renewals hereafter issued by Coachmen in substitution or exchange for any thereof.

“Warrant Shares” shall mean the shares of Coachmen common stock, no par value, issued or issuable upon exercise of a Warrant, and any securities of Coachmen distributed or issued with respect thereto by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

1.2.           Rules of Construction.  Unless the context otherwise requires

(a)           “or” is not exclusive;

(b)           words in the singular include the plural, and words in the plural include the singular;

(c)           provisions apply to successive events and transactions; and

(d)           “herein,” “hereof and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

SECTION 2.                                REGISTRATION RIGHTS

2.1.           Initial Shelf Registration.

(a)           Request for Initial Shelf Registration.  At any time after the date hereof and until the Tranche B Notes are repaid in full or fully converted into Conversion Shares, the Majority Holders shall have the right to require Coachmen to prepare and file a registration statement pursuant to Section 415 of the Securities Act as to the issuance of Conversion Shares upon the conversion of Tranche B Notes by the Holders (the “Initial Shelf Registration”).  Coachmen shall file the registration statement in respect of the Initial Shelf Registration as soon as practicable and, in any event, within thirty (30) days after receiving the Majority Holders’ request for such registration.  Coachmen shall use best efforts to cause such registration statement to (i) be declared effective by the SEC as promptly as practicable after such filing and (ii) remain continuously effective until such time as no portion of any Tranche B Notes remain eligible for conversion into Conversion Shares (whether due to full conversion, maturity, redemption or otherwise) (the “Shelf Effectiveness Period”).

(b)           Conversion Notice; Etc.  Each Holder agrees that if such Holder wishes to receive Conversion Shares upon conversion of Tranche B Notes pursuant to the Initial Shelf Registration and related prospectus, it shall give written notice to Coachmen at least three (3) Business Days prior to any such intended conversion, which notice shall specify the date on which such Holder intends to effect the first such conversion and any information with respect to such Holder and such intended conversion as may be required to amend the registration statement or supplement the related prospectus with respect to such intended conversion by such Holder (a “Conversion Notice”).  As soon as practicable after the date such Conversion Notice is provided, and in any event within two (2) Business Days thereafter, Coachmen shall: (i) if necessary, prepare and file with the SEC a post-effective amendment to the Initial Shelf Registration or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference so that such registration statement and related prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) provide each Converting Holder copies of any documents filed pursuant to Section 2.1(b)(i) and (iii) inform each Converting Holder that Coachmen has complied with its obligations in Section 2.1(b)(i) (or if Coachmen has filed a post-effective amendment to the Initial Shelf Registration that has not yet been declared effective, Coachmen shall notify each Converting Holder to that effect, use its best efforts to secure the effectiveness of such post-effective amendment, and immediately notify each Converting Holder when the amendment has become effective).

(c)           Conversion Period.  A Holder that has provided a Conversion Notice pursuant to Section 2.1(b) shall convert Tranche B Notes into Conversion Shares pursuant to the Initial Shelf Registration only during the forty-five day period commencing on the date it provided its most recent Conversion Notice to Coachmen (such forty-five day period, a "Conversion Period").  A Converting Holder shall not attempt to convert any Tranche B Notes into Conversion Shares pursuant to the Initial Shelf Registration or any related prospectus after such Conversion Period until it has delivered Coachmen a new Conversion Notice and received the notice from Coachmen required pursuant to Section 2(b)(iii) hereof.

(d)           Procedures for Initial Shelf Registration.  Upon the Majority Holders’ request for the filing of the Initial Shelf Registration, Coachmen shall use its best efforts to effect such registration as promptly as practicable, and pursuant thereto Coachmen shall as expeditiously as possible:

(i)           prepare and file with the SEC, in accordance with Section 2.1(a), a registration statement pursuant to Section 415 of the Securities Act on any appropriate form with respect to the issuance of Conversion Shares upon conversion of the Tranche B Notes, and use its best efforts to cause such registration statement to become effective; provided, that as far in advance as practicable before filing such registration statement, Coachmen shall furnish to counsel selected by the Majority Holders (“Special Counsel”) copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and Special Counsel will have the opportunity to comment on  any information contained therein and Coachmen shall make changes reasonably requested by Special Counsel or the Majority Holders with respect to such information prior to filing any such registration statement or amendment;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the conversion of Tranche B Notes into Conversion Shares pursuant thereto during the entire Shelf Effectiveness Period; provided, that before filing any such amendments or supplements (other than documents that would be incorporated or deemed incorporated into such registration statement or prospectus and that Coachmen is required by applicable securities laws or stock exchange rules to file) Coachmen shall furnish to Special Counsel copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and Special Counsel will have the opportunity to comment on any information contained therein and Coachmen shall make changes reasonably requested by Special Counsel or the Majority Holders with respect to such information prior to filing any such amendment or supplement;

(iii)           furnish to each Converting Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, any documents incorporated by reference therein and such other documents as any such Converting Holder may reasonably request in order to facilitate the conversion of Tranche B Notes owned by such Converting Holder into Conversion Shares;

(iv)         use its best efforts to register or qualify such Conversion Shares under such other securities or blue sky laws of such jurisdictions as any Converting Holder may reasonably request; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Shelf Effectiveness Period; and do any and all other acts that may be reasonably necessary or advisable to enable each Converting Holder to convert any of its Tranche B Notes into Conversion Shares in such jurisdictions as any Converting Holder may reasonably request; provided, that Coachmen shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction;

(v)           promptly notify each Converting Holder and confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Conversion Shares receivable under conversion of Tranche B Notes under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event that makes any statement made in such registration statement or related prospectus untrue or that requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the Holders receiving Conversion Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to Coachmen’s securityholders an earnings statement satisfying the provisions of Section 1l(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of Coachmen’s first fiscal quarter commencing after the effective date of such registration statement, which earnings statement shall cover said twelve (12) month period, and, without limiting the foregoing, timely file complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise comply with Rule 158 under the Securities Act;

(vii)           as promptly as practicable after filing with the SEC of any document that is incorporated by reference into such registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Converting Holder;

(viii)           timely prepare and deliver to each Converting Holder certificates representing any Conversion Shares to be received upon conversion of Tranche B Notes, and enable such securities to be in such denominations and registered in such names as any such Converting Holders may request and keep available and make available to Coachmen’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(ix)           provide a transfer agent and registrar for all Conversion Shares issued hereunder;

(x)           cooperate with each Holder and their respective counsel in connection with any filings required to be made with FINRA;

(xi)           during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xii)           notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xiii)           promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(xiv)           cause all Conversion Shares to be received by Converting Holders pursuant to such registration to be listed on each securities exchange on which similar securities issued by Coachmen are then listed.

2.2           Demand Registration.

(a)           Requests for Demand Registration.  In addition to the registration rights in Section 2.1 for the Initial Shelf Registration, the Majority Holders shall have the right to require Coachmen to prepare and file up to six (6) registration statements on Form S-l or S-3 or any similar or successor form to such forms under the Securities Act for a public offering of all or part of their Resale Shares (a  “Demand Registration”), by delivering to Coachmen written notice stating that such right is being exercised and specifying the (i) identity of the Holders selling Resale Shares pursuant to such registration, (ii) number of each such Holder’s Resale Shares to be sold pursuant to such registration, and (iii) intended method of distribution of the Resale Shares to be sold (a “Demand Request”).

(b)           Notice to Other Holders.  Upon receipt of any Demand Request, Coachmen shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to Coachmen within twenty (20) days of their receipt of Coachmen’s notice, to elect to include for sale therein such portion of their Resale Shares as they may request (subject to the limits in Section 2.2(d)).  All Holders requesting to participate in a Demand Registration in accordance with the preceding sentence, along with the Majority Holders responsible for making the Demand Request, shall collectively be deemed to be “Requesting Holders”.

(c)           Filing Deadline.  Coachmen shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within thirty (30) days after receiving a Demand Request, and shall use best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that, (i) Coachmen shall not be obligated to file a registration statement in respect of a Demand Registration within sixty (60) days after the effective date of a previous Demand Registration and (ii) in no event shall a filed registration statement count as one of the six (6) permitted Demand Registrations until it has become effective and the Requesting Holders have sold at least eighty-five percent (85%) of the Resale Shares requested to be included in such registration statement pursuant to the Demand Request.

(d)           Priority on Demand Registrations.  No securities to be sold for the account of any Person (including Coachmen) other than a Requesting Holder shall be included in a Demand Registration unless the Majority Holders consent to such inclusion in advance in writing.  Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders in writing that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Resale Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”), the Resale Shares of the Requesting Holders to be included in such Demand Registration shall be reduced to the number of shares which the Requesting Holders are so advised by the managing underwriter or underwriters can be sold in such offering without an Adverse Effect, and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Resale Shares requested to be included in such registration by each Requesting Holder relative to the aggregate number of Resale Shares requested to be included by all Requesting Holders.

(e)           Selection of Underwriters.  At the request of the Majority Holders, the offering of Resale Shares pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering.  The Majority Holders participating in the Demand Request shall select the investment banking firm or firms to manage the underwritten offering.  No Holder may participate in an underwritten Demand Registration unless such Holder (i) agrees to sell such Holder’s Resale Shares on the basis provided in any underwriting arrangements described above and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) such Holder’s ownership of Resale Shares to be transferred free and clear of all liens, claims, and encumbrances, (y) such Holder’s power and authority to effect such transfer and (z) such matters pertaining to its compliance with securities laws as may be reasonably requested; provided, further, that the obligation of any such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Resale Shares, and the liability of each such Holder shall be in proportion to the number of Resale Shares proposed to be sold by such Holder, and provided, further, that such liability shall be limited to the net amount received by such Holder from the sale of its Resale Shares pursuant to such registration.

(f)           Procedures for Demand Registration.  Whenever the Majority Holders have requested a Demand Registration pursuant to this Section 2.2, Coachmen shall use its best efforts to effect such registration, and the sale of such Resale Shares in accordance with the intended method of disposition thereof, as promptly as is practicable, and pursuant thereto Coachmen shall as expeditiously as possible:

(i)           prepare and file with the SEC, in compliance with the filing deadline set forth in Section 2.2(c), a registration statement on any appropriate form under the Securities Act with respect to such Resale Shares and use its best efforts to cause such registration statement to become effective; provided that as far in advance as practicable before filing such registration statement or any amendment thereto, Coachmen shall furnish to Special Counsel copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and Special Counsel will have the opportunity to comment on any information contained therein and Coachmen shall make changes reasonably requested by Special Counsel or the Majority Holders with respect to such information prior to filing any such registration statement or amendment;

(ii)           prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Holders set forth in such registration statement;

(iii)           furnish to each Holder selling Resale Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as any such Holder or underwriter may reasonably request in order to facilitate the disposition of Resale Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, Coachmen consents to the use of the prospectus and any amendment or supplement thereto by each such Holder and the underwriters in connection with the offering and sale of Resale Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(iv)           use its best efforts to register or qualify such Resale Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the Majority Holders may reasonably request); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to consummate the disposition of Resale Shares owned by such Holder in such jurisdictions; provided, that Coachmen shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction;

(v)           promptly notify each selling Holder and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Resale Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event that makes any statement made in a registration statement or related prospectus untrue or that requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of Resale Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)           permit any Holder selling Resale Shares, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of Coachmen, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Coachmen in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(vii)           cause all Resale Shares to be sold pursuant to such registration to be listed on each securities exchange on which similar securities issued by Coachmen are then listed;

(viii)           make reasonably available personnel, as selected by the Majority Holders, for assistance in the selling efforts relating to Resale Shares covered by such registration;

(ix)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to Coachmen’s securityholders an earnings statement satisfying the provisions of Section 1l(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of Coachmen’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and, without limiting the foregoing, timely file complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise comply with Rule 158 under the Securities Act;

(x)           if requested by the managing underwriter or any selling Holders, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any such Holder reasonably requests to be included therein, including, without limitation, with respect to the Resale Shares being sold by such Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Resale Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xi)           as promptly as practicable after filing with the SEC of any document that is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Holder;

(xii)           cooperate with the selling Holders and the managing underwriter (if applicable) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Resale Shares sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Holders may request and keep available and make available to Coachmen’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii)           promptly make available for inspection by any participating Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Coachmen and it direct and indirect subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Coachmen’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Coachmen shall not be required to provide any information under this subparagraph (xiii) to any Holder other than the Lender if (A) Coachmen believes, after consultation with outside counsel for Coachmen, that to do so would cause Coachmen to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Coachmen has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) Coachmen reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (B) such Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each such Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Coachmen and allow Coachmen, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xiv)           furnish to each selling Holder and each underwriter a signed counterpart of (A) an opinion or opinions of counsel to Coachmen and (B) a cold comfort letter or comfort letters from Coachmen’s independent public accountants, in each case in customary form and covering such matters of the type customarily covered by opinions or cold comfort letters (as applicable) as the Majority Holders or managing underwriter reasonably requests;

(xv)           provide a transfer agent and registrar for all Resale Shares registered hereunder;

(xvi)           cooperate with each participating Holder and each underwriter and their respective counsel in connection with any filings required to be made with FINRA;

(xvii)           during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xviii)           notify each selling Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xix)           if the Majority Holders request an underwritten registration, enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(xx)           promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, use its best efforts to prevent the issuance of such stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.3           Piggyback Registrations

.

(a)           Right to Piggyback.  Each time Coachmen proposes to register any of its equity securities under the Securities Act for sale to the public (whether for the account of Coachmen or the account of any securityholder of Coachmen) (other than employee compensation plans registrable on Form S-8, any merger or other transaction subject to Rule 145, or any A-B exchange offer of debt securities) (a “Piggyback Registration”), Coachmen shall give prompt written notice to each Holder (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of Coachmen’s registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Resale Shares in such registration statement, subject to the limitations contained in Section 2.3(b) hereof.  Each Holder who desires to have its Resale Shares included in such registration statement shall so advise Coachmen in writing (stating the number of such shares desired to be registered) within ten (10) days after the date of such notice from Coachmen.  Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Resale Shares in any registration statement pursuant to this Section 2.3(a) by giving written notice to Coachmen of such withdrawal prior to the date of effectiveness of the underlying registration statement.  Subject to Section 2.3(b) below, Coachmen shall include in such registration statement all such Resale Shares so requested to be included therein.

(b)           Priority on Piggyback Registrations.

(i)              If a Piggyback Registration is an underwritten offering, but is not a Demand Registration, and the managing underwriter advises Coachmen in writing that the inclusion of Resale Shares requested to be included in the registration statement would cause an Adverse Effect, Coachmen shall include in such registration statement (A) first, the securities Coachmen proposes to sell, (B) second, the Resale Shares requested to be included in such registration by Holders, pro rata among such Holders on the basis of the number of Resale Shares owned by each such Holder, and (C) third, any other securities requested to be included in such registration by any other Person.  If as a result of the provisions of this Section 2.2(b)(i) any Holder shall not be entitled to include all Resale Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Resale Shares in such registration statement.

(ii)              No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (A) agrees to sell such Holder’s Resale Shares on the basis provided in any underwriting arrangements approved by Coachmen and (B) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Holder’s ownership of Resale Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (2) such Holder’s power and authority to effect such transfer, and (3) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Resale Shares, and the liability of each such Holder will be in proportion to the number of Resale Shares to be sold by such Holder in such registration, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of its Resale Shares pursuant to such registration.

(c)           Piggyback Registration Procedures

.  Whenever the Lender has requested that any sale of Resale Shares be registered in a Piggyback Registration pursuant to this Section 2.3, Coachmen shall use its best efforts to effect such registration, and the sale of such Resale Shares in accordance with the intended method of disposition thereof, and in connection therewith shall promptly and expeditiously comply with all of the procedures applicable to Demand Registrations set forth in Section 2.2(f) with respect to each such Piggyback Registration; provided, that in no event will the filing deadline set forth in Section 2.2(c) apply in the case of a Piggyback Registration

2.4           Holdback Agreements

.

(a)           Coachmen shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the effective date of any registration statement in connection with a Demand Registration or a Piggyback Registration.

(b)           Provided Coachmen has complied with Section 2.3, each Holder agrees, in the event of an underwritten offering by and for the account of Coachmen, not to offer, sell, contract to sell or otherwise dispose of any Resale Shares, including any sale pursuant to Rule 144 under the Securities Act (except, in each case, as part of such underwritten offering), during the seven (7) days prior to, and during the sixty (60) day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

2.5           Suspension of Sales or Conversions

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(a)           Suspension of Conversions.

(i)           Each Holder agrees by acquisition of any Securities that, upon receipt of any notice (a “Conversion Suspension Notice”) from Coachmen of (A) the happening of any event of the kind described in Section 2.1(d)(v) or Section 2.1(d)(xiii) or (B) the existence of any pending material corporate development or similar material event (which need not be described in such notice) that has not yet been publicly disclosed and as to which Coachmen reasonably believes may be prejudicial to Coachmen if publicly disclosed, in each case, each Converting Holder’s Conversion Period will be suspended and each such Holder shall forthwith discontinue conversion of any Tranche B Notes into Conversion Shares pursuant to the Initial Shelf Registration (but may do so otherwise if an exemption from registration is available) until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by Coachmen that the use of the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus (the “Conversion Recommencement Date”).  In the event Coachmen shall give a Conversion Suspension Notice, the time period of any previously commenced Conversion Period shall be extended by the number of days during the period from and including the date of the giving of the Conversion Suspension Notice to and including the Conversion Recommencement Date.

(ii)           After giving a Conversion Suspension Notice, Coachmen shall use its best efforts to ensure that the Conversion Recommencement Date occurs as soon as possible, and, if the Conversion Period is suspended pursuant to Section 2.5(a)(i)(B) above, as soon as the earlier of (A) public disclosure of such pending material corporate development or similar material event or (B) the date upon which, in the reasonable judgment of Coachmen, public disclosure of such material corporate development or similar material event would not be prejudicial to Coachmen.

(iii)           Notwithstanding Sections 2.5(a)(i) and (ii), Coachmen shall not under any circumstances be entitled to suspend a Conversion Period for more than (A) ten (10) days in any three (3) month period or (B) thirty (30) days in any twelve (12) month period.

(b)           Suspension of Sales.  Each Holder agrees by acquisition of any Securities that, upon receipt of any notice (a “Sale Suspension Notice” and together with a Conversion Suspension Notice, a “Suspension Notice”) from Coachmen of the happening of any event of the kind described in Sections 2.2(f)(v) or (xx), such Holder shall forthwith discontinue disposition of Resale Shares pursuant to any applicable registration statement (but may do so otherwise if an exemption from registration is available) until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by Coachmen that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus (the “Sale Recommencement Date” and together with a Conversion Recommencement Date, a “Recommencement Date”).  In the event Coachmen gives a Sale Suspension Notice, the required time period for effectiveness of a registration statement pursuant to a Demand Registration or Piggyback Registration set forth in Section 2.2(f)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the Sale Recommencement Date.  After giving a Sale Suspension Notice, Coachmen shall use its best efforts to ensure that the Sale Recommencement Date occurs as soon as possible.  Notwithstanding the foregoing provisions of this Section 2.5(b), Coachmen shall not under any circumstances be entitled to suspend the disposition of Resale Shares pursuant to a Demand Registration or Piggyback Registration for more than (i) ten (10) days in any three (3) month period or (ii) thirty (30) days in any twelve (12) month period.

2.6           Registration Expenses

.  All fees and expenses incident to any registration including, without limitation, Coachmen’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and of its counsel), fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Conversion Shares or Warrant Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Conversion Shares and Warrant Shares and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Resale Shares, fees and expenses of counsel for Coachmen, the fees and expenses of Special Counsel, the fees and expenses of Coachmen’s independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by Coachmen in connection with such registration, and the fees and expenses of other persons retained by Coachmen, will be borne by Coachmen (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that the fees and expenses of any counsel, accountants, or other persons other than the Special Counsel retained or employed by any Holder shall be borne by such Holder.

2.7           Indemnification

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(a)           Coachmen agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder receiving Conversion Shares or selling Resale Shares pursuant to any registration hereunder, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Holder Affiliates”) (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, issuer free writing prospectus (as such term is defined in Rule 433 of the Securities Act) or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including fees and disbursements of counsel) as may be incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or violation of the Securities Act or Exchange Act, except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to Coachmen by such Holder or any Holder Affiliate for use therein or arise from such Holder’s or any Holder Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Coachmen has furnished such Holder or Holder Affiliate with a sufficient number of copies of the same.  The reimbursements required by this Section 2.7(a) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)           In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to Coachmen in writing such information and affidavits about such Holder and its Resale Shares as Coachmen reasonably requests for use in connection with any such registration statement or prospectus and, each such Holder shall indemnify Coachmen and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls Coachmen (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to, and will be limited to, the net amount received by such Holder from the sale of Resale Shares pursuant to such registration statement; provided, however, that such Holders shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to Coachmen information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto that corrected or made not misleading such information previously furnished to Coachmen.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (iii) such counsel has been retained due to a conflict as described below.  If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed).  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability on the part of such indemnified party or (ii) the indemnified party otherwise consents in writing.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)           Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim.  Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Resale Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Resale Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Resale Shares registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e)           The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

2.8           Transfer of Registration Rights

.  The rights of each Holder under this Agreement may, in the Holder’s discretion, be assigned, in whole or in part, to any direct or indirect transferee of all or any portion of such Holder’s Securities who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.  For greater clarity, in the case of a transfer of less than all of such Holder’s Securities, no such assignment shall limit or otherwise impair the transferor’s rights under this Agreement.

2.9           Rule 144

.  Coachmen shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Coachmen is not required to file such reports, shall, upon the request of the Holders, make publicly available other information) and shall take such further action as any of the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Resale Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of any Holder, Coachmen shall deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by an officer, stating (a) Coachmen’s name, address and telephone number (including area code), (b) Coachmen’s Internal Revenue Service identification number, (c) Coachmen’s SEC file number, (d) the number of Securities outstanding as shown by the most recent report or statement published by Coachmen, and (e) whether Coachmen has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.10           Preservation of Rights

.  Coachmen shall not directly or indirectly (a) grant any registration rights to third parties that are more favorable than or inconsistent or detrimental with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

SECTION 3  TERMINATION OF RIGHTS

The registration rights hereunder shall cease to apply to any particular Resale Shares when: (a) a registration statement with respect to the sale of such Resale Shares shall have become effective under the Securities Act and such Resale Shares shall have been disposed of in accordance with such registration statement; (b) such Resale Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision) or (c) such Resale Shares shall have ceased to be outstanding.  Coachmen shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Resale Shares then outstanding.

SECTION 4  LIQUIDATED DAMAGES

4.1           Registration Defaults.  The parties hereto agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (a) any registration statement required to be filed hereunder has not been filed within thirty (30) days after demand therefor, (b) any registration statement required to be filed hereunder has not become effective within seventy-five (75) days after its initial filing, (c) the SEC shall have issued a stop order suspending the effectiveness of any registration statement required to be filed hereunder, (d) proceedings have been initiated under Section 8(d) or 8(e) of the Securities Act (or any successor provisions) with respect to any registration statement required to be filed hereunder or (e) the aggregate number of days that has elapsed between a Suspension Notice and the Recommencement Date has exceeded the number permitted pursuant to Section 2.5(a)(iii) or 2.5(b), as applicable (the types of events described in (a) through (e) above each being referred to herein as a "Registration Default").  Registration Defaults shall be deemed to continue until the Default Cure Date.

4.2           Rate of Damages.  Accordingly, from the date that any Registration Default occurs until the Default Cure Date has occurred with respect to each such Registration Default, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "Liquidated Damages"): (a) to each Holder of a Tranche B Note, at a rate equal to two percent per annum (200 basis points) on the aggregate principal amount of Tranche B Notes (including PIK Interest) held by such Holder and (b) to each Holder of Resale Shares, at a rate equal to two percent per annum (200 basis points) calculated on an amount equal to the product of (x) the greater of the current conversion price (as defined in the Tranche B Note) or fair market value times (y) the number of Resale Shares held by such Holder (as applicable, the “Delay Rate”).  Coachmen shall pay the Liquidated Damages on each Interest Payment Date (as defined in the Tranche B Notes).

4.3           Survival.  All of the Company's obligations set forth in this Section 4 that are outstanding with respect to any Security at the time such security ceases to be registrable hereunder shall survive until such time as all such obligations with respect to such security have been satisfied in full.  The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders by reason of the occurrence of any of the Events.

SECTION 5  MISCELLANEOUS

5.1           Notice

.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by delivery as hereafter provided.  Any such notice or other communication, if mailed by prepaid mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth business day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address shall also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section.  Notices and other communications shall be addressed as follows:

If to Coachmen:

Coachmen Industries, Inc.

2831 Dexter Drive

Elkhart, IL  46514

Facsimile: (574) 266-3046

Attention: Chief Executive Officer, General Counsel

If to the Lender:

H.I.G. All American, LLC

1001 Brickell Bay Drive

27th Floor

Miami, Florida 33131

Facsimile: (305) 379-3655

Attention:  Matt Sanford

with a copy to (which shall not constitute notice):

White & Case LLP

200 South Biscayne Boulevard

Suite 4900

Miami, Florida 33131

Facsimile: (305) 358-5744

Attention:  Jorge L. Freeland

If to any other Holder, the address indicated for such Holder in Coachmen’s stock transfer records with copies.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

5.2           Authority

.  Each of the parties hereto represents to the other that (a) it has the corporate or partnership power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

5.3           Governing Law

.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida irrespective of the choice of laws principles of the State of Florida.

5.4           Successors and Assigns

.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit Coachmen, each Holder, and their respective successors and permitted assigns.

5.5           Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

5.6           Waivers

.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party against whom the existence of such waiver is asserted.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.  No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

5.7           Amendment

.  This Agreement may not be amended or modified in any respect except by a written agreement signed by Coachmen and the Majority Holders.

5.8           Counterparts

.  This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[Signature pages follow]

MIAMI 843913 (2K)

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first above written.

COACHMEN INDUSTRIES, INC.

By:   /s/  James T. Holden

Name:           James T. Holden

Title:  Secretary

H.I.G. ALL AMERICAN, LLC

By:  /s/ Fabian de Armas

Name:  Fabian de Armas

Title:  Vice President

MIAMI 843913 (2K)